Exhibit 10.2

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

First Amendment to Bank Services Agreement

This First Amendment to the Bank Services Agreement (this “Amendment”), dated as of August 8, 2024 (the “Effective Date”), is made by and between Evolve Bank & Trust, an Arkansas state bank (“Bank”), and Dave Operating LLC, a Delaware limited liability company and successor in interest by merger to the entity formerly known as Dave Inc. (“Company” or “Program Manager”). Bank and Company each will be referred to individually as a “Party” and together as the “Parties.”

Recitals

WHEREAS, Bank and Company are parties to that certain Bank Services Agreement, dated as of July 13, 2020, as may be amended, modified or supplemented from time to time (the “Agreement”); and

WHEREAS, Bank and Company desire to amend the Agreement in accordance with the terms set forth herein and have therefore mutually agreed to enter into this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the terms, conditions, covenants, and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.
Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement, unless the context shall otherwise require.
2.
Amendment to Preamble. The preamble of the Agreement is hereby deleted in its entirety and restated to read as follows:

This Bank Services Agreement is entered into as of the 13th day of July, 2020 (“Effective Date”) by and between Evolve Bank & Trust, an Arkansas state bank (“Bank”) and Dave Operating LLC, a Delaware limited liability company and successor in interest by merger to the entity formerly known as Dave Inc. (“Company” or “Program Manager”). For purposes of this Agreement, Bank and Company each will be referred to individually as a “Party” and together as the “Parties.”

3.
Amendment to the Recitals. The fourth recital of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Parties desire to establish one or more programs under which the Bank will offer Bank Services to Customers and Program Manager will support such offering, as more fully described in this Agreement and Schedule A (and in case of multiple programs, in sequential form (A-1, A-2)) to this Agreement.”

4.
Amendment to References to Program and Schedule A. All references to “the Program” throughout the Agreement are hereby deleted and replaced with “each Program,” and based on context or where more than one Program is referenced, replaced with the “Programs”.
5.
Amendment to Section 1 (Definitions). Section 1 (Definitions) is hereby amended by adding the following definitions:

“Agreement” means the Bank Services Agreement with applicable schedules, amendments, addendums and documents, policies and procedures referenced herein and therein.

“Bank Policies” means the Bank’s policies and procedures, guidelines, user guides, prohibited and restricted customer lists and any other writing or documents governing Bank Services or the Program(s), including the minimum requirements necessary to provide and service a Bank Service, as provided to Program Manager by Bank from time to time.

"Bank Service” or “Bank Services” means all financial products and services required to be maintained under the terms of this Agreement and offered by Bank in connection with a Program pursuant to this Agreement, including banking and money transmission services (including such requiring licensure under applicable banking or money transmission laws) and any other services Bank affirmatively undertakes to perform under the terms of the Agreement, and excluding any Program Manager Service(s). Bank Services may include, if approved by Bank in connection with a Program, establishing, offering and maintaining Deposit Accounts, Check Services, Origination Services, Wire Services, and certain bill pay services. Notwithstanding anything to the contrary, Company shall ensure no Bank Services include any extension of credit of any kind or in any amount by Bank unless otherwise expressly approved by the Parties in writing regarding any Program under this Agreement.

“Deposit Ledger” means the ledger record of all Deposit Accounts, as applicable, and transactions related to Bank Services in accordance with the terms herein and Bank’s instructions. Deposit Ledger shall include all Deposit information, including amounts deposited and any withdrawals, and the owner(s) of the Deposits, including all identifying information required by Bank, including, but not limited to name and tax identification number.

"ExtraCash Account(s)” has the meaning ascribed to such term in Schedule A-2 (ExtraCash).

"ExtraCash Program” has the meaning ascribed to such term in Schedule A-2 (ExtraCash).

“First Amendment Effective Date” has the meaning set forth in the preamble of that certain First Amendment to Bank Services Agreement.

“Program” means a system of services approved by Bank, including Bank Services, to be offered by Bank to Customers pursuant to the terms of this Agreement and supported by Program Manager pursuant to the terms of this Agreement. Each Program is further described in Schedule A (Program Schedules) of this Agreement, which is incorporated herein by reference and may be amended from time to time by written agreement. This Agreement contemplates that Program Manager may be permitted by Bank to offer multiple Programs (each relating to a specific Bank Service) hereunder, each subject to the terms hereof and the prior written approval of Bank. Each Bank approved Program will be incorporated into Schedule A in sequential form (e.g., Schedule A-1, Schedule A-2, etc.).

“Program Manager Service” or “Program Manager Services” or “Services” means the mobile application, Deposit Ledger, Application Processing, any services of the Company set forth in this Agreement or in any schedules or exhibits attached to this Agreement, and any applicable amendments thereto, and all services not required to be provided by Bank (excluding Bank Services) pursuant to the terms of this Agreement that are otherwise required to maintain and offer the Program(s) in compliance with Applicable Law, Deposit Account Agreement, and the agreement(s) between Company and Customers. For the avoidance of doubt, the definition of Program Manager Service(s) includes such services offered by Company or through a third party partner of Company, including Agents, and servicing of Receivables as defined in and in accordance with that certain agreement relating thereto between the Parties, and customer service, and maintaining the necessary technology for the foregoing.

“Program Schedule” means the terms agreed upon by the Parties in writing describing a Program, as set forth in Schedule A (Program Schedules) and this Agreement.

6.
Amendment to Section 1 (Definitions). Each of the following definitions under Section 1 of the Agreement is hereby deleted in its entirety and restated to read as follows:

(f) “Applicable Law” means any federal, state and local statutes, rules, regulations, regulatory guidelines and judicial or administrative interpretations related to this Agreement, the Services, Bank Services, Program and/or the Program services, as well as any rules or requirements established by the FDIC, Federal Reserve Board, Arkansas State Bank Department, Tennessee Department of Financial Institutions, the Equal Credit Opportunity Act and Regulation B, FACT Act, any laws and regulations regulating unfair, deceptive and abusive acts or practices, all anti-money laundering laws and regulations, including the Bank Secrecy Act as amended by the USA PATRIOT ACT of 2001 and regulations administered by the U.S. Department of Treasury’s OFAC, the Gramm-Leach-Bliley Act, Uniform Commercial Code as in effect in the State of New York and laws on bank branching.

(w) "Customer" means (i) a Person to whom Bank issues or provides Bank Services in connection with the Program; (ii) any Person who possesses or otherwise uses a Bank Service through the services of Program Manager; (iii) any Person who meets the standards set forth in the Account Policy and otherwise successfully completes Program Manager's KYC process (as established pursuant to the BSA/AML/OFAC Program) and enters into a Deposit Account Agreement with Bank in each case for a Program Manager Service; or (iv) any Person who purports to be the Person identified in (i), (ii) or (iii) or such Person’s authorized user.

(y) “Deposit Account” is a demand deposit account (interest or non-interest bearing, as specified in the applicable Schedule A (Program Schedules)) or any other bank or transaction account established and provided by Bank to Customer in connection with a Program under this Agreement.

(ff) "FBO Account" means an omnibus custodial account owned by Bank, in which Bank pools the funds held by Program Manager’s Customers, for the Customers’ benefit, that also includes sub-accounts each of which are established in each Customer’s name with its own account number extension relating to a Program under this Agreement (each, of which is a Deposit Account), provided such FBO Account shall be titled to demonstrate the account is owned by Bank for the benefit of Program Manager’s Customers or such other name as may be agreed upon in writing by the Parties consistent with the requirements for such FBO Account under this Agreement.

(lll) “Rules” means any and all rules, bylaws, standards, protocols, operating regulations, guidelines, or procedures, and any amendment, interpretation, or modification of any such rule, bylaw, standard, protocol, operating regulation, guideline, or procedure, promulgated by a Network that govern or apply to Bank Services related to a Program, including, without limitation, PCI DSS and the rules, bylaws, standards, protocols, operating regulations, guidelines, and procedures of NACHA and ECCHO.

7.
Amendment to Section 8(a) (Company’s Obligation). All references to “Services” in Section 8(a) and Section 8(c) of the Agreement are hereby deleted and replaced with “Bank Services.”
8.
Amendment to Schedule A. Schedule A of the Bank Services Agreement is hereby amended to include as Schedule A-2 (ExtraCash Program), which is attached hereto as Exhibit A-2, which shall be included and incorporated into the Agreement as if set forth in full.
9.
Ratification and Acknowledgment. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations, and the like of Bank and Company, respectively, under the Bank Services Agreement are hereby ratified by Bank and Company. All references contained in the Bank Services Agreement to “Agreement” shall mean the Bank Services Agreement as supplemented and amended hereby.
10.
Merger and Integration. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the Parties, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the Parties, with the effect that this Amendment shall control with respect to the specific subjects hereof.
11.
General. This Amendment shall inure to the benefit of and be binding upon the Parties and each of their respective successors and assigns. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any Party may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
12.
Governing Law. This Amendment shall be interpreted and construed in accordance with the law identified Section 27 of the Bank Services Agreement.

IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Effective Date.

Bank: Evolve Bank & Trust Company: Dave Operating LLC

By: /s/ Scot Lenoir By: Kyle Beilman

Name: Scot Lenoir Name: Kyle Beilman

Title: Chief Payments Officer Title: Chief Financial Officer

Date: 8/21/2024 / 11:22:01 CDT Date: 8/21/2024 / 11:44:33 PDT

Exhibit A-2

Schedule A-2

ExtraCash Program Description

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